Caneum, Inc. Closes $1.5M Working Capital Line with Bridge Bank, N.A.

New working capital line provides additional operational flexibility and accelerates internal growth initiatives.

NEWPORT BEACH, California -- (MARKET WIRE) -- February 12, 2007 -- Caneum, Inc. (OTC BB: CANM - News), a global provider of business process and information technology outsourcing services, today announced that the Company has closed a $1.5M working capital line with Bridge Bank, N.A. Bridge Capital Holdings (NASDAQ: BBNK - News), whose subsidiary is Bridge Bank, National Association, is one of the fastest-growing full-service business banks in California and the United States.

Gary Allhusen, COO and Principal Financial Officer of Caneum, commented, "We are very excited to continue accelerating the strong momentum in our business and are extremely pleased to be working with Bridge Bank as a core financial partner to support our future growth. Bridge Bank specializes in meeting the financial needs of young high-growth companies such as ours and we are very happy to have them as a new addition to our extended professional team."

Scott Chamberlin, Senior Vice President of Bridge Bank's Technology Banking Division, further commented, "We are delighted to have Caneum as a client of Bridge Bank. Bridge Bank's diverse product offering was created to meet the financial needs of entrepreneurial companies with growth like Caneum. We look forward to helping Caneum continue their growth record to achieve greater success."

About Caneum, Inc.

Caneum, Inc. is a global provider of business process and information technology outsourcing services across vertical industries including technology, energy, government, transportation, financial services, education and healthcare. The Company provides a suite of business strategy and planning capabilities to assist companies with their "make versus buy" decisions in the areas of data, network, product development, product maintenance and customer support, and fulfills its services in-house, on-shore, near-shore and off-shore, depending on the business goals and objectives of its global customers. In parallel, the Company is opportunistically pursuing accretive acquisitions within its core outsourcing product and service suite in order to broaden its core capabilities, expand its customer base and supplement its organic growth. For more information, please visit the Company's web site at www.caneum.com.

About Bridge Capital Holdings

Bridge Capital Holdings is the holding company for Bridge Bank, National Association. Bridge Capital Holdings was formed on October 1, 2004, and is listed on the NASDAQ Stock Market under the trading symbol BBNK. For more information, please visit the Company's web site at www.bridgecapitalholdings.com.

About Bridge Bank, N.A.

Bridge Bank, N.A. is Silicon Valley's full-service professional business bank. The bank is dedicated to meeting the financial needs of small and middle market, and emerging technology businesses in the Silicon Valley, Palo Alto, Redwood City, Sacramento, San Ramon-Pleasanton, San Diego, Orange County, Reston, VA, and Dallas, TX business communities. Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers. For more information, please visit the Company's web site at www.bridgebank.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include, but are not limited to, the risk factors noted in the Company's filings with the United States Securities and Exchange Commission, such as the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products, services and enhancements by competitors; the competitive nature of the markets for the Company's products and services; the Company's ability to gain market acceptance for its products and services; the Company's ability to fund its operational growth; the Company's ability to attract and retain skilled personnel; the Company's ability to diversify its revenue streams and customer concentrations; and the Company's reliance on third-party suppliers.

Contact:

Caneum, Inc.
Gary Allhusen, EVP, COO & Principal Financial Officer
(949) 273-4007
info@caneum.com

or

TMS Capital LLC
Thomas Sauve (Investors / Media)
(646) 245-2465
tms@tmscapital.com